Exhibit No. 7

ASSIGNMENT AND ASSUMPTION
Dated June 25, 2008

Reference is made to that certain Amended and Restated Term Loan Agreement dated as of May 5, 2008 (as amended, supplemented or otherwise modified to the date hereof, the “WPC Term Loan Agreement”), by and among Wheeling-Pittsburgh Corporation, a Delaware corporation, Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (the “WPC Borrower”), Essar Steel Holdings Limited, as administrative agent (the “WPC Administrative Agent”) and the lenders a party thereto (the “WPC Lenders”) and to that certain Term Loan Agreement dated as of May 2, 2008 (as amended, supplemented or otherwise modified to the date hereof, the “Esmark Term Loan Agreement”; together with the WPC Term Loan Agreement, the “Term Loan Agreements”), by and among Esmark Incorporated, a Delaware corporation (“Esmark”), Esmark Steel Service Group, Inc., a Delaware corporation (the “Esmark Borrower”; together with the WPC Borrower, the “Borrowers”), Essar Steel Holdings Limited, as administrative agent (the “Esmark Administrative Agent”; together with the WPC Administrative Agent, the “Administrative Agents”) and the lenders party thereto (the “Esmark Lenders”; together with the WPC Lenders, the “Lenders”).  Unless otherwise defined herein, (i) terms used herein in relation to the WPC Term Loan Agreement shall have the meanings given to them in the WPC Term Loan Agreement and (ii) terms used herein in relation to the Esmark Term Loan Agreement shall have the meanings given to them in the Esmark Term Loan Agreement.  The term “assign” as used herein means, without limitation, assign, delegate, transfer and sell; and the terms assignment and assigned have corresponding meanings.

WHEREAS, Essar Steel Holdings Limited (the “Assignor”) holds 100% of the Loans under the WPC Term Loan Agreement and 100% of the Loans under the Esmark Term Loan Agreement and is the WPC Administrative Agent and the Esmark Administrative Agent and desires to assign to OAO Severstal (the “Assignee”) all of the Loans under the WPC Term Loan Agreement and all of the Loans under the Esmark Term Loan Agreement and to transfer its administrative agent role under the WPC Term Loan Agreement and its administrative agent role under the Esmark Term Loan Agreement to the Assignee, and the Assignee desires to purchase all of the Loans under the WPC Term Loan Agreement and all of the Loans under the Esmark Term Loan Agreement and to assume the administrative agent role under the WPC Term Loan Agreement and the administrative agent role under the Esmark Term Loan Agreement;

NOW THEREFORE, the Assignor and the Assignee agree as follows:

1.           On the Effective Date (as defined below), the Assignor irrevocably assigns to the Assignee, without recourse to the Assignor except as expressly set forth below, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to the Assignor except as expressly set forth below, as of the Effective Date, all of Assignor’s rights and obligations under the WPC Term Loan Agreement and the other Loan Documents (as defined in the WPC Term Loan Agreement; as so defined, the “WPC Loan Documents”).

2.           On the Effective Date, the Assignor irrevocably assigns to the Assignee, without recourse to the Assignor except as expressly set forth below, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to the Assignor except as expressly set forth below, as of the Effective Date, all of Assignor’s rights and obligations under the Esmark Term Loan Agreement and the other Loan Documents (as defined in the Esmark Term Loan Agreement; as so defined, the “Esmark Loan Documents”) (together with Assignor’s rights and obligations under the WPC Term Loan Agreement and the other WPC Loan Documents, the “Assigned Interest”).

3.           Pursuant to, and in accordance with, Section 8.9 of the WPC Term Loan Agreement, the Assignor has given notice of its resignation as Administrative Agent under the WPC Term Loan Agreement (the Assignor, in its capacity as retiring WPC Administrative Agent, is the “Retiring WPC Administrative Agent”).  Pursuant to, and in accordance with, Section 8.9 of the WPC Term Loan Agreement, the Assignee, as the successor Lender under the WPC Term Loan Agreement hereby (x) appoints itself as the successor Administrative Agent under the WPC Term Loan Agreement (in such capacity, the “Successor WPC Administrative Agent”) and (y) notifies the WPC Borrower of such appointment and the Assignee by its execution and delivery of this Assignment and Assumption accepts such appointment, such appointment and acceptance to be effective on the Effective Date.  The WPC Borrower by its execution and delivery of this Assignment and Assumption hereby waives the requirement under Section 8.9 of the WPC Term Loan Agreement of 30 days notice of the resignation of the Assignor as Administrative Agent under the WPC Term Loan Agreement.  The Assignee, as the successor Lender under the WPC Term Loan Agreement, hereby directs the Retiring WPC Administrative Agent to, and the Retiring WPC Administrative Agent hereby agrees to, (i) on or prior to the Effective Date, transfer, deliver, assign and convey to the Successor WPC Administrative Agent, any and all sums, securities and all other items of Collateral (as defined in the WPC Term Loan Agreement; as so defined, the “WPC Collateral”) in possession of the Retiring WPC Administrative Agent pursuant to any WPC Loan Document (including, without limitation, delivering all pledged stock certificates and other instruments), and (ii) forthwith following the date hereof, at the expense of the WPC Borrower, execute any and all instruments, agreements and other documents, including but not limited to assignments of financing statements and assignments of mortgages and deeds of trust, reasonably requested by the Successor WPC Administrative Agent to properly transfer, assign or convey any other WPC Collateral (collectively, the “WPC Transfer Documents”), and deliver such information relating to the administration of the Loans to the Successor WPC Administrative Agent as the Successor WPC Administrative Agent may reasonably request.

4.           Pursuant to, and in accordance with, Section 8.09 of the Esmark Term Loan Agreement, the Assignor has given notice of its resignation as Administrative Agent under the Esmark Term Loan Agreement (the Assignor, in its capacity as retiring Esmark Administrative Agent, is the “Retiring Esmark Administrative Agent”).  Pursuant to, and in accordance with, Section 8.09 of the Esmark Term Loan Agreement, the Assignee, as the successor Lender under the Esmark Term Loan Agreement hereby (x) appoints itself as the successor Administrative Agent under the Esmark Term Loan Agreement (in such capacity, the “Successor Esmark Administrative Agent”; together with the Successor WPC Administrative Agent, the “Successor Administrative Agents”) and (y) notifies the Esmark Borrower of such appointment and the Assignee by its execution and delivery of this Assignment and Assumption accepts such appointment, such appointment and acceptance to be effective on the Effective Date.  The Esmark Borrower by its execution and delivery of this Assignment and Assumption hereby waives the requirement under Section 8.09 of the Esmark Term Loan Agreement of 30 days

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notice of the resignation of the Assignor as Administrative Agent under the Esmark Term Loan Agreement.  The Assignee, as the successor Lender under the Esmark Term Loan Agreement, hereby directs the Retiring Esmark Administrative Agent to, and the Retiring Esmark Administrative Agent hereby agrees to, (i) on or prior to the Effective Date, transfer, deliver, assign and convey to the Successor Esmark Administrative Agent, any and all sums, securities and all other items of Collateral (as defined in the Esmark Term Loan Agreement; as so defined, the “Esmark Collateral”) in possession of the Retiring Esmark Administrative Agent pursuant to any Esmark Loan Document (including, without limitation, delivering all pledged stock certificates and other instruments), and (ii) forthwith following the date hereof, at the expense of the Esmark Borrower, execute any and all instruments, agreements and other documents, including but not limited to assignments of financing statements and assignments of mortgages and deeds of trust, reasonably requested by the Successor Esmark Administrative Agent to properly transfer, assign or convey any other Esmark Collateral (collectively, the “Esmark Transfer Documents”), and deliver such information relating to the administration of the Loans to the Successor Esmark Administrative Agent as the Successor Esmark Administrative Agent may reasonably request.

5.           On or before the Effective Date, the Assignee shall pay the aggregate purchase price indicated on Schedule 1 in immediately available funds (the “Purchase Price”) to the Assignor and upon the receipt by the Assignor of the Purchase Price the assignment of the Assigned Interest under paragraphs 1 and 2 above and the transfer of the administrative agent roles under paragraphs 3 and 4 above shall be effective and the purchase and acceptance by Assignee shall be fully consummated as of the Effective Date without notice or further action by or to any other Person.  Assignor acknowledges that a portion of the Purchase Price represents a payment in lieu of its exercise of its conversion rights under Section 9.16 of the WPC Term Loan Agreement and Section 9.15 of the Esmark Term Loan Agreement, that such conversion rights have been transferred to Assignee and that, from and after the date hereof, only Assignee and its successors and assigns shall have the right to exercise such conversion rights.  Assignor hereby waives any Event of Default under any of the Term Loan Agreements that may result from the failure of Assignor to receive the Purchase Price on the date of any actual or deemed Change of Control (as defined in each Term Loan Agreement in connection with the execution and delivery of or the transactions contemplated by that certain Agreement and Plan Of Merger dated June 25, 2008, by and among Assignee, the entity designated therein as the Purchaser and Esmark Incorporated) in accordance with Section 2.6 WPC Term Loan Agreement and 2.04 of the Esmark Term Loan Agreement, so long as such payment is otherwise made in accordance with the terms of this Agreement.

6.           The Assignor (a) represents and warrants that its name set forth on Schedule 1 is its legal name, that it is the beneficial owner of the interests assigned by it hereunder, and that such interests are free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreements or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreements, any other WPC Loan Document or Esmark Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon

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the interests being assigned by it hereunder and that such interests are free and clear of any such adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Wheeling Pittsburgh Corporation, a Delaware corporation (“Wheeling Pittsburgh”), Esmark, the Borrowers, any of their Affiliates or any other obligor or the performance or observance by Wheeling Pittsburgh, Esmark, the Borrower, any of their Affiliates or any other obligor of any of their respective obligations under either Term Loan Credit Agreement or any other WPC Loan Document or Esmark Loan Document or any other instrument or document furnished pursuant hereto or thereto. The Assignee shall have no recourse to the Assignor under this Assignment and Assumption except to the extent any representation and warranty made by such Assignor in this paragraph 6 is not true and correct on the Effective Date.

7.           The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Term Loan Agreements, together with copies of the financial statements delivered pursuant to Section 3.1 of the WPC Term Loan Agreement and Section 3.04 of the Esmark Term Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, any Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreements, the other WPC Loan Documents and Esmark Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes (i) the Successor WPC Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the WPC Term Loan Agreement, the other WPC Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Successor WPC Administrative Agent by the terms thereof, together with such powers as are incidental thereto and (ii) the Successor Esmark Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Esmark Term Loan Agreement, the other Esmark Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Successor Esmark Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Term Loan Agreements and will perform in accordance with its terms all the obligations which by the terms of the Term Loan Agreements are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14(d) of the WPC Term Loan Agreement and Section 2.10(d) of the Esmark Term Loan Agreement.

8.           The “Effective Date” of this Assignment and Assumption shall be Thursday, June 26, 2008.  On or before the Effective Date (a) each of the WPC Borrower, the Esmark Borrower, the Assignor and the Assignee, in each of their respective capacities, shall have duly executed this Assignment and Assumption, (b) the Administrative Agents shall have received the Purchase Price and (c) the Assignee shall have received fully-executed copies of the Resignation of Administrative Agent (WPC), Resignation of Administrative Agent (ESSG) and Notice of Successor TL Agent, in the forms attached hereto as Exhibits A, B and C, respectively.

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9.           Following the execution of this Assignment and Assumption, it will be delivered to each Successor Administrative Agent for acceptance by it and recording by such Successor Administrative Agent pursuant to each applicable Term Loan Agreement, effective as of the Effective Date.

10.           From and after the Effective Date, the Successor Administrative Agents shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee.

11.           From and after the Effective Date, (a) the Assignee shall be a party to each of the WPC Term Loan Agreement and the Esmark Term Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other WPC Loan Documents and Esmark Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Term Loan Agreements.

12.           Except for claims based upon a breach of this Agreement, in consideration of the promises contained in this Agreement and the payment set forth in paragraph 5 hereof, the Assignor, on behalf of itself and its respective subsidiaries, affiliates and assigns, and each of their respective present and former officers, directors, shareholders, representatives, agents, employees, attorneys, and insurers, hereby releases and forever discharges Esmark, the Esmark Borrower, Wheeling Pittsburgh, the WPC Borrower and the Assignee and their respective parents and each of their respective subsidiaries, affiliates and assigns, and each of their respective present and former officers, directors, shareholders, representatives, agents, employees, attorneys and insurers (hereinafter collectively and individually, the “Released Parties”) from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, in law or equity, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, which Assignor has or claims, or might hereafter have or claim, against the Released Parties, from the beginning of the world through the date of this Assignment and Assumption, based upon or arising out of or related to, in any way whatsoever, the WPC Term Loan Agreement, the Esmark Term Loan Agreement, this Assignment and Assumption, the Agreement and Plan of Merger dated as of June 25, 2008 among OAO Severstal, the company designated therein as the purchaser and Esmark, or relating to a tender offer for all of the shares of capital stock of Esmark and the Memorandum of Agreement dated April 30, 2008 between the Assignor and Esmark or the transactions contemplated by any of the foregoing.

The releases contemplated by the Assignor as set forth in this paragraph 12 extend to claims that any person or entity granting a release (the “Releasing Person”) does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Person’s decision to enter into this release.  The Releasing Person will be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by law, the provisions, rights and benefits of §1542 of the California Civil Code which provides:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Person will be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to §1542 of the California Civil Code.  The Releasing Persons acknowledge that they may discover facts in addition to or different from those now known or believed to be true, but that it is the intention of the Releasing Persons to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts.  The Releasing Persons hereby voluntarily waive the provisions, rights, and benefits of §1542 of the California Civil Code and the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to §1542 of the California Civil Code.

13.           This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers.

Assignor:	ESSAR STEEL HOLDINGS LIMITED, as Lender under WPC Term Loan Agreement, as Lender under Esmark Term Loan Agreement, as Administrative Agent under WPC Term Loan Agreement and as Administrative Agent under Esmark Term Loan Agreement

	By:	/s/ Madhu S. Vuppuluri
		Name:	Madhu S. Vuppuluri
		Title:	Authorized Signatory

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Assignee:	OAO SEVERSTAL

	By:	/s/ Sergei A. Kuznetsov
		Name:	Sergei A. Kuznetsov
		Title:	Chief Financial Officer

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Accepted for Recordation in the Register:

ESSAR STEEL HOLDINGS LIMITED, as Retiring Administrative Agent under WPC Term Loan Agreement and as Retiring Administrative Agent under Esmark Term Loan Agreement

By:	/s/ Madhu S. Vuppuluri
	Name:	Madhu S. Vuppuluri
	Title:	Authorized Signatory

OAO SEVERSTAL, as Successor Administrative Agent under WPC Term Loan Agreement and as Successor Administrative Agent under Esmark Term Loan Agreement

By:	/s/ Sergei A. Kuznetsov
	Name:	Sergei A. Kuznetsov
	Title:	Chief Financial Officer

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Agreed and Consented:

WHEELING-PITTSBURGH STEEL CORPORATION

By:	/s/ Michael P. DiClemente
	Name:	Michael P. DiClemente
	Title:	Vice President and Treasurer

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Agreed and Consented:

ESMARK STEEL SERVICE GROUP, INC.

By:	/s/ John F. Krupinski
	Name:	John F. Krupinski
	Title:	Vice President and Secretary

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Agreed and Consented:

ESMARK INCORPORATED

By:	/s/ James P. Bouchard
	Name:	James P. Bouchard
	Title:	Chairman and CEO

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